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                                                                 EXHIBIT 23.3


                       ROBINSON, BRADSHAW & HINSON, P.A.
                                ATTORNEYS AT LAW
                            ONE INDEPENDENCE CENTER
                       101 NORTH TRYON STREET, SUITE 1900
                      CHARLOTTE, NORTH CAROLINA 28246-1900
                            TELEPHONE (704) 377-2536
                               FAX (704) 378-4000


                                 April 9, 1998


Personnel Group of America, Inc.
6302 Fairview Road, Suite 201
Charlotte, North Carolina 28210

     Re:  Registration Statement on Form S-3

Ladies and Gentlemen:

         We hereby consent to be named in the Company's Registration Statement on Form S-3 to be filed on or about the date hereof and in the prospectus that constitutes Part I thereof as attorneys who will pass upon legal matters in connection with the validity of the shares of common stock, $0.01 par value per share, offered thereby.


                                           Sincerely,

                                           ROBINSON, BRADSHAW & HINSON, P.A.

                                           /s/ Patrick S. Bryant
                                           --------------------------
                                           Patrick S. Bryant